ASSET SALE AND PURCHASE AGREEMENT

     THIS ASSET SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of the 15th day of September, 2005 by and between (a) Trilliant Corporation, a Texas corporation ("Seller"), and William Koehler ("Shareholder," who shall not be construed as representing any of the other shareholders of Seller), each such person being a shareholder in Seller, on the one hand, and (b) Bluegate Corporation, a Nevada corporation ("Bluegate"), and Trilliant Technology Group, Inc. ("Purchaser"), a Nevada corporation and a subsidiary of Bluegate, on the other hand.

                                    RECITALS:

     WHEREAS, for the purchase price provided for herein and subject to the terms, provisions and conditions set forth herein, Purchaser desires to acquire from Seller full right, title and interest in and to all of the personal property of every kind or nature used in the business of Seller (the "Assets"), including, without limitation, the personal property that is more fully described in ARTICLE ONE below but not including the "Excluded Assets" as defined hereinafter, free and clear of any security interest, lien, mortgage, encumbrance, claim, or limitation or restriction on the transfer thereof (collectively, "Encumbrances"), except as set forth on Schedule 2.7 attached hereto; and

     WHEREAS, for the purchase price provided for herein and subject to the terms, provisions and conditions set forth herein, Seller desires to sell the Assets to Purchaser;

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which each of Seller, Shareholder, Bluegate and Purchaser hereby acknowledges) and subject to the terms, provisions and conditions hereof, each of Seller, Shareholder, Bluegate and Purchaser hereby agrees as follows:

                                  ARTICLE ONE
                          SALE AND PURCHASE OF ASSETS

     1.1     Sale  and  Purchase of Assets.  In consideration of the issuance of
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the  Bluegate  Common Stock to Seller pursuant to Section 1.3 below, Seller does hereby assign, transfer and convey to Purchaser (without any further act or deed except as otherwise indicated herein), full right, title and interest in and to all of the Assets, and Purchaser does hereby acquire and receive full right, title and interest in and to the Assets, wherever located and regardless of whether or not reflected on Seller's books and records, free and clear of any Encumbrances. Without any limitation on anything stated above, the Assets consist of all of the following:

          (a) All machinery, equipment, computer equipment, appliances, motor vehicles, fixtures, furniture, furnishings and other tangible personal property, of every kind and description, owned by Seller, including, without limitation, those items listed on Schedule 1.1(a) hereto (in connection with the transfer of any motor vehicles that are Assets, Seller has endorsed and delivered to Purchaser certificates of title respecting the same);


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          (b)     All  inventories  of raw materials, work-in--process, finished products, supplies, tools, spare parts, and shipping containers and materials, held for use in Seller's business, including, without limitation, those items listed on Schedule 1.1(b) hereto;

          (c) All rights of Seller in, to and under any and all contracts, agreements, commitments, leases, licenses, and franchises (including, without limitation, those pertaining to suppliers, customers, employees, equipment and motor vehicles), to which Seller is a party or the Assets are subject, including, without limitation, those items listed on Schedule 1.1(c) hereto;

          (d) All cash, cash equivalents, deposits in transit and interests in bank accounts of Seller, all accounts receivable owed to Seller (the "Accounts Receivable"), and all bills, notes, and securities of Seller, as of the date of the completion of the sale and purchase of the Assets provided for hereby, including, without limitation, those items listed on
     Schedule  1.1(d)  hereto;

          (e) All of Seller's computer programs and software, including, without limitation, those items listed on Schedule 1.1(e) hereto;

          (f) All telephone and facsimile numbers (local and toll free), all internet domain sites, all e-mail, internet and website addresses, and all mailboxes and lockboxes used by Seller, including, without limitation, those items listed on Schedule 1.1(f) hereto;

          (g) To the extent that they may be lawfully transferred, all of Seller's licenses, permits, certificates of authority, variances, authorizations, approvals, registrations, franchises and similar consents granted or issued by any governmental authority (including applications for any of the preceding) denoted as transferable on Schedule 1.1(g) hereto;

          (h) All records of Seller's business in whatever form (copies of which Seller may retain at its cost), including accounting records, tax records, property records, personnel records, and credit records, and all of Seller's customer lists, supplier lists, catalogs, and brochures; and

          (i) All of Seller's Intellectual Property (as defined in Section 2.10), and any and all other intangible property or rights whatsoever owned by Seller and the goodwill of Seller's business symbolized by such Intellectual Property (in connection with the transfer of the preceding, Seller executed all additional transfer documents requested by Purchaser) including, without limitation, those items listed on Schedule 1.1(i) hereto.

     1.2     Excluded Assets.  Seller is not selling to Purchaser, and Purchaser
             ---------------
is not acquiring, any of the items listed on Schedule 1.2 hereto, which items shall not constitute "Assets" for any


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purpose  hereof.

     1.3     Purchase  Price,  and  Payment,  Adjustment and Allocation Thereof.
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          (a)     The  aggregate  purchase  price  for the Assets (the "Purchase
     Price") shall be composed of (i) an initial stock payment consisting of 151,065 shares of Bluegate's common stock ("Bluegate Common Stock"), (ii) the contingent issuance of additional shares of Bluegate Common Stock pursuant to Section 1.3(b) immediately below, (iii) a promissory note in the form of Exhibit 1.3(a) hereto in the original principal amount of $136,033.49 (the "Acquisition Promissory Note"), all the proceeds to be received by Seller on the payment thereof to be used by Seller to satisfy outstanding indebtedness so that Seller will have no outstanding indebtedness after the use of the proceeds as aforesaid, and (iv) the royalty payments provided for in Section 1.3(c) immediately below.

          (b)     (i)     For  purposes  of  this Section 1.3(b) relating to the
          Contingent Stock Issuance, the following terms shall have the meanings respectively assigned to them immediately below:

               "Contingent Stock Issuance" shall mean one of the two contingent stock issuances provided for by this Section 1.3(b) consisting of shares of Bluegate Common Stock.

               "First Yearly Period" shall mean the year commencing on October 1, 2005 and ending on September 30, 2006.

               "Second Yearly Period" shall mean the year commencing on October 1, 2006 and ending on September 30, 2007.

               "Revenues" shall mean all revenues of Purchaser for the relevant period of time (other than revenues derived from the Stipulated Software as defined in Section 1.3 (c) below), as reflected on the financial statements of Purchaser prepared in the ordinary course of business in accordance with generally accepted accounting principles.

               "Alternative Percentage" shall mean the percentage obtained by dividing the Revenues for either the First Yearly Period or the Second Yearly Period (as the case may be) by $1.3 million.

               (ii) If Revenues for the First Yearly Period equal or exceed $1.3 million, then Seller shall be entitled to a Contingent Stock Issuance consisting of 407,407 shares of Bluegate Common Stock. If Revenues for the First Yearly Period are less than $1.3 million, then Seller shall be entitled to a Contingent Stock Issuance consisting of a number of shares of Bluegate Common Stock equal to the product obtained by multiplying 407,407 times


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          the  Alternative  Percentage  computed  for the First Yearly Period. A stock certificate representing the Contingent Stock Issuance provided for by this Section 1.3(b)(ii) shall be delivered to Seller within 45 days after the end of the First Yearly Period.

               (iii) If Revenues for the Second Yearly Period equal or exceed $1.3 million, then Seller shall be entitled to a Contingent Stock Issuance consisting of 419,753 shares of Bluegate Common Stock. If Revenues for the Second Yearly Period are less than $1.3 million, then Seller shall be entitled to a Contingent Stock Issuance consisting of a number of shares of Bluegate Common Stock equal to the product obtained by multiplying 419,753 times the Alternative Percentage computed for the Second Yearly Period. A stock certificate representing the Contingent Stock Issuance provided for by this
          Section 1.3(b)(iiii) shall be delivered to Seller within 45 days after the end of the Second Yearly Period.

               (iv) During the First Yearly Period and the Second Yearly Period, (A) Purchaser shall be maintained as a separate subsidiary of Bluegate, and Bluegate shall deal, and shall cause its other subsidiaries to deal, with Purchaser on terms no less favorable than it makes available to unrelated third parties, (B) the Board of Directors of Purchaser shall be composed of three persons who shall include William E. Koehler, Larry Walker and a Bluegate nominee, or such other persons nominated by a majority of the Seller's shareholders (based on their stock ownership in Seller), and such Board of Directors shall be entitled to manage the business of Purchaser, (C) books and records covering all of Purchaser's operations shall be maintained in accordance with generally accepted accounting principles, and each of Bluegate, Seller and their respective independent accountants shall have the right, upon reasonable request, to review these books and records during regular business hours, (D) neither Bluegate nor any of its other subsidiaries shall directly or indirectly engage in any business previously conducted by Seller immediately prior to the date hereof, and (E) Bluegate shall pay to Purchaser, for services rendered by Purchaser to Bluegate, the same charges that Purchaser customarily makes available to its best customers.

               (v) In the event of a "Change in Control" (as hereinafter defined), Seller shall be entitled to (A) the maximum number of shares of Bluegate Common Stock that may be issued pursuant to Section 1.3(b)(ii) and Section 1.3(b)(iii), if the Change in Control occurs during the First Yearly Period, or (B) the maximum number of shares of Bluegate Common Stock that may be issued pursuant to Section 1.3(b)(iii), if the Change in Control occurs during the Second Yearly Period. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events: (I) Manfred Sternberg's failure to serve as Chairman of Bluegate's Board of Directors for any reason at any time


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          prior  to March 14, 2006, the date marking the end of six months after the date of this Agreement, or the individuals constituting the Board of Directors of Bluegate as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by Bluegate's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board; (II) an acquisition of any voting securities of Bluegate (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of Bluegate's then outstanding Voting Securities unless such acquisition was approved by a vote of at least a majority of the Incumbent Board; or (III) approval by the stockholders of Bluegate of: (x) a merger, consolidation, share exchange or reorganization involving Bluegate, unless the stockholders of Bluegate, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding Voting Securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization; (y) a complete liquidation or dissolution of Bluegate; or (z) an agreement for the sale or other disposition of all or substantially all of the assets of Bluegate. The shares that become vested pursuant to this Section 1.3(b)(v) or such consideration that is received or to be received with respect to such shares shall be held by Bluegate in escrow pursuant to the other terms hereof and shall be delivered only at the time that the shares that become vested pursuant to this Section 1.3(b)(v) would have been delivered if a Change in Control had not occurred but only then if an event for indemnification under Section 6.2 hereof has not then arisen.

               (vi)     [INTENTIONALLY  OMITTED]

               (vii) If the outstanding shares of the Bluegate Common Stock shall be subdivided into a greater number of shares or a dividend in Bluegate Common Stock shall be paid in respect of Bluegate Common Stock or if the outstanding shares of Bluegate Common Stock shall be combined into a smaller number of shares, the number of shares of Bluegate Common Stock otherwise to be issued pursuant to Section 1.3(b)(ii) or Section 1.3(b)(iii), including in cases in which a Change of Control has occurred, shall be adjusted by multiplying the number of shares otherwise to be issued by a fraction, the numerator of which shall be the number of shares of the

          Bluegate Common Stock outstanding immediately after the split-up, stock dividend or combination (on an undiluted basis), and the denominator of which shall be the number of shares of the Bluegate Common Stock outstanding immediately prior to the split-up, stock dividend or combination (on an undiluted basis).

          (c)     (i)     For  purposes  of  this Section 1.3(c) relating to the
          Royalty, the following terms shall have the meanings respectively assigned to them immediately below:

               "Stipulated Software" shall mean the following three software products heretofore owned by Seller: eCast, LTMS, and Electronic Patient Medical Record Application.

               "Stipulated Software Revenues" shall mean all revenues of Purchaser derived from the Stipulated Software during either the First Yearly Period or the Second Yearly Period, as reflected on the financial statements of Purchaser prepared in the ordinary course of business in accordance with generally accepted accounting principles.

               "Royalty" shall mean the royalty provided for by this Section 1.3(c).

               (ii) Once Stipulated Software Revenues totaling $1.0 million dollars have been realized on or before the end of the Second Yearly Period, Seller shall be entitled to a royalty (the "Royalty") equal to 10% of all Stipulated Software Revenues realized before the end of the Second Yearly Period exceeding $1.0 million dollars. Whenever the Royalty is earned with respect to a particular month, the Royalty with respect to such month shall be paid within 30 days after the end of such month.

          (d) The Purchase Price shall be allocated among the items or classes of the Assets for all tax purposes in accordance with the allocation schedule attached hereto as Schedule 1.3(d). Seller and Purchaser agree that they shall prepare and file their respective federal and any state or local income tax returns, and any sales tax returns or other filings, based on such allocation of the Purchase Price, and shall not take a position in any tax proceeding, tax audit or otherwise inconsistent with such allocation.

     1.4     Assumed  Liabilities.  Purchaser  hereby  agrees  to  assume and be
             --------------------
obligated to pay, perform or discharge only those liabilities that are expressly set forth on Schedule 1.4 hereto, if any (referred to hereinafter as the "Assumed Liabilities"). Purchaser assumes no obligations, liabilities and debts other than the Assumed Liabilities. Seller agrees to pay or perform timely any and all obligations, liabilities and debts of Seller other than for the Assumed Liabilities.

     1.5     Consents.  Seller  shall  use  its best efforts to obtain any third
             --------
party consents necessary to sell the Assets to Purchaser. To the extent that any of the Assets are not assignable without the consent of another party and such consent has not been obtained on or prior to the date hereof, such Assets shall not be assigned or attempted to be assigned if such assignment or attempted assignment would constitute a breach thereof. While Seller is trying to procure all necessary consents, Seller and Purchaser shall cooperate in any reasonable arrangements designed to provide to Purchaser the benefits of any such Assets, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of a cancellation or breach by such other party or otherwise. If any consent necessary to sell the Assets to Purchaser is obtained after the date of this Agreement, then the related Asset not previously assigned pursuant to this
Section 1.5 shall be immediately assigned upon procurement of such consent without any further act or deed.

     1.6     Seller's  Deliveries.  Prior  to  or on the date hereof, Seller and
             --------------------
the  Shareholder  (as  the  case  may  be)  delivered:

          (a) Such deeds, bills of sale, covenants of warranty, assignments, endorsements, consents and other good and sufficient instruments and documents of conveyance and transfer in a form satisfactory to Seller and Purchaser, and necessary documents of title, as shall be necessary and effective to convey, transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Assets;

          (b) Evidence satisfactory to Purchaser that any and all security interests and liens on the Assets (other than those being assumed) have been released;

          (c) Copies of all required third party consents to the sale of the Assets that are required and have been obtained;

          (d) All of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments, computer programs and software, manuals and guidebooks, price books and price lists, customer lists, supplier lists, sales records, files, correspondence, and other documents, books, records, papers, files and data belonging to Seller which are part of the Assets;

          (e) Covenants Not to Compete in the form of Exhibit 1.6(e) hereto, one executed by each of Seller and each of the persons whose names appear on Schedule 1.6(e) hereto;

          (f) Employment Agreements in the form of Exhibit 1.6(f) hereto, one executed in favor of each person whose name appears on Schedule 1.6(f) hereto and each one providing for employment with Purchaser or Bluegate as indicated therein of the person who is the employee thereunder, for the salary and period of time indicated on Schedule 1.6(f) hereto with respect to such person (such Employment

     Agreements  are  referred  to  hereinafter as the "Employment Agreements");

          (g) A copy of Seller's Certificate of Incorporation and all amendments thereto as in effect as of the date hereof (certified by the appropriate state official) and a copy of Seller's Bylaws as amended as of the date hereof (certified by an appropriate officer of Seller);

          (h) A copy of all of the resolutions adopted by Seller's directors and shareholders relating to the transactions contemplated by this Agreement, certified on the date hereof to be complete and correct by an appropriate officer of Seller; and

          (i)     Actual  possession  and  operating  control  of  the  Assets.

     1.7     Purchaser's  Deliveries.  Prior to or on the date hereof, Purchaser
             -----------------------
and  Bluegate  (as  the  case  may  be)  delivered:

          (a) A stock certificate representing the initial stock issuance of shares of Bluegate Common Stock pursuant to Section 1.3(a)(i) above; provided, however that this stock certificate was delivered into escrow with Bluegate to be held as security for the indemnification obligations provided for in Section 6.2 hereof and (to secure such obligations) Seller hereby grants to Purchaser and Bluegate a security interest in and a general lien upon the shares represented by such stock certificate as well as all other shares of Bluegate Common Stock to be issued pursuant hereto. Bluegate shall hold such stock certificate for one year after the date of this Agreement and shall release such stock certificate to Seller promptly thereafter provided that no event for indemnification under Section 6.2 hereof has then arisen, but if an event for indemnification under Section
     6.2 hereof has arisen prior to the end of one year after the date of this Agreement, Bluegate shall continue to hold such stock certificate until the matter giving rise to indemnification under Section 6.2 hereof has been full resolved and (if necessary) adjudicated;

          (b)     The  Employment  Agreements as contemplated by Section 1.6(f);

          (c) A Registration Rights Agreement in the form of Exhibit 1.7(d) hereto pursuant to which Bluegate grants to Seller "piggy back" registration rights with respect to the shares of Bluegate Common Stock being issued pursuant to this Agreement;

          (d) A copy of Purchaser's and Bluegate's charter documents and all amendments thereto as in effect as of the date hereof (certified by the appropriate state official) and a copy of Purchaser's and Bluegate's other governing documents as amended as of the date hereof (certified by an appropriate officer of Purchaser and Bluegate); and

          (e) Copies of all of the resolutions adopted by Purchaser's and Bluegate's boards of directors and, if necessary, stockholders relating to the transactions contemplated by this Agreement, certified on the date hereof to be complete and correct by appropriate officers of Purchaser and Bluegate; and

          (f)     The  Acquisition  Promissory  Note.

                                   ARTICLE TWO
                           REPRESENTATIONS, WARRANTIES
                    AND AGREEMENTS OF SELLER AND SHAREHOLDER

     Each of Seller and Shareholder, jointly and severally (except with respect to the representations and warranties contained in Section 2.20, which are being made only by Seller), hereby represents, warrants and agrees to and with Purchaser and Bluegate that:

     2.1     Organization  and Standing of Seller.  Seller is a corporation duly
             ------------------------------------
organized, validly existing, and in good standing under the laws of the state of Texas. Seller has full requisite corporate power and authority to carry on its business as it is now being con-ducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Except as set forth on
Schedule 2.1 hereto, Seller is duly authorized and qualified to carry on its business in the manner as now conducted in all states in which authorization and qualification is required. Schedule 2.1 sets forth a true, correct and complete list of all of the jurisdictions in which Seller is qualified to do business as a foreign corporation. Seller has made available to Purchaser as requested true, correct and complete copies of the contents of Seller's minute book and other corporate records, which are accurate in all material respects and set forth fully and fairly all of Seller's material corporate transactions.

     2.2     Capacity  to Enter into Agreement.  Seller and Shareholder has full
             ---------------------------------
right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform its, his or her obligations hereunder and thereunder. The execution and delivery by Seller and Shareholder that is an entity of this Agreement and all other agreements, documents and instruments to be executed by Seller and such a Shareholder in connection herewith have been authorized by all necessary entity action by Seller and such Shareholder. When this Agreement and all other agreements, documents and instruments to be executed by Seller and a Shareholder in connection herewith are executed by Seller and such Shareholder and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Seller and such Shareholder enforceable against Seller and such Shareholder in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3     Conflicts.  The  execution,  delivery,  and  consummation  of  the
             ---------
transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Seller or any Shareholder is a party or by which Seller or any Shareholder is bound or by which any of the assets of Seller or any Shareholder is bound or affected, (b) violate any judgment against, or binding upon, Seller or any Shareholder or upon the assets of Seller or any Shareholder, (c) result in the creation of any lien, charge or encumbrance upon any assets of Seller or any Shareholder pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Seller or any Shareholder that is an entity.

     2.4     Consents.  No  consent,  approval  or  authorization  of,  or
             --------
declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Seller or any Shareholder is a party or is bound is required to be obtained by Seller or any Shareholder in connection with the execution, delivery and performance of this Agreement by Seller or any Shareholder, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     2.5     Financial  Statements.  Seller has delivered to Purchaser copies of
             ---------------------
the following financial statements (hereinafter collectively referred to as the "Financial Statements"): an unaudited balance sheet of Seller as of July 31, 2005 (the "Balance Sheet"), an unaudited profit and loss statement of Seller for the seven-month period ended July 31, 2005, and unaudited balance sheets and unaudited statements of income of Seller as of and for the years ended December 31, 2004 and December 31, 2003. Except as set forth on Schedule 2.5 hereto,

     (a) The Financial Statements present fairly the financial condition of Seller as at the respective dates thereof, and the results of operations for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (b) There is no basis for the assertion of any debts, liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) which might adversely affect Purchaser's ownership of the Assets, or the value, use, operation or enjoyment of the Assets by Purchaser which is not expressly set forth on the Balance Sheet; and

     (c) Seller is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, surety, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due),  which  is  not  expressly  set  forth  on  the  Balance  Sheet.

     2.6     Absence  of  Certain  Changes  and  Events.  Except as set forth on
             ------------------------------------------
Schedule  2.6  hereto,  since the date of the Balance Sheet, there has not been:

          (a)     Financial  Change.  Any  material  adverse  change  in  the
                  -----------------
financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) or income of

Seller, or the business  of Seller, from that shown on the Financial Statements;

          (b)     Distributions.  Any  declaration, setting aside, or payment of
                  -------------
any distribution in respect of the equity interests in Seller, or any direct or indirect redemption, purchase, or any other acquisition of any such interests;

          (c)     Incurrence of Debt.  Any borrowing of, or agreement  to borrow
                  ------------------
any funds or any debt, obligation, or liability (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) incurred by Seller (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business consistent with past practice;

          (d)     Creation  of  Liens.  Any  Encumbrance created on or in any of
                  -------------------
Seller's properties or assets, except liens for current taxes not yet due and payable;

          (e)     Assets.  Any sale, assignment, or transfer of Seller's assets,
                  ------
except in the ordinary course of business consistent with past practice, any cancellation of any debts or claims owed to Seller, any capital expenditures or commitments therefor exceeding in the aggregate $5,000, any damage, destruction or casualty loss exceeding in the aggregate $5,000 (whether or not covered by insurance), or any charitable contributions or pledges;

          (f)     Material  Contracts.  Any  amendment,  modification  or
                  -------------------
Termination of any contract, agreement, license, or arrangement to which Seller is or was a party or to which any Assets are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), income or business of Seller; or

          (g)     Other  Material  Changes.  Any  other  material transaction by
                  ------------------------
Seller or any other event or condition pertaining to, and materially adversely affecting the operations, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), income or business of Seller.

     2.7     Assets.  Each  of  the schedules referenced in Section 1.1 is true,
             ------
correct and complete in all material respects as of the date hereof (or if different, as of the date set forth thereon). Except as set forth on Schedule
2.7  hereto,

     (a) Seller has, and upon the sale of the Assets to Purchaser, Purchaser will receive, good and indefeasible title to all of the Assets, free and clear of all Encumbrances, except liens for current taxes not yet due and payable;

     (b) All Assets constituting tangible personal property are in a good state of repair and operating condition, ordinary wear and tear excepted;

     (c) All of the inventories of Seller reflected on Schedule 1.1(b) hereto or acquired thereafter (including, without limitation, raw materials, spare parts and supplies, work-in-process, finished goods) consist of items of a quality, condition and quantity useable and saleable in the normal course of business; and

     (d) All of the Accounts Receivable reflected Schedule 1.1(d) hereto or created thereafter are valid, subsisting, and genuine, arose out of bona fide transactions and are current and collectible, subject to a $20,000 reserve for Accounts Receivable created by this Section 2.7(d).

     2.8     Contracts.  Schedule  1.1(c)  contains a true, correct and complete
             ---------
list of Seller's contracts, agreements, commitments and leases, whether or not made in the ordinary course of business, that either (a) involve or may involve aggregate payments by or to Seller exceeding $5,000 per year; (b) are not by their terms terminable by Seller without premium or penalty within 60 or fewer days notice, or (c) otherwise materially adversely affect or, to Seller's and Shareholder's best knowledge, might materially adversely affect the financial condition, property, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), income or business of Seller. Except as set forth on Schedule 2.8 hereto,

     (a) All leases, contracts, agreements, arrangement or commitments to which Seller is a party or the Assets are subject are in good standing, valid, and effective; and

     (b) There is not, under any such lease, contract, agreement, arrangement or commitment, any existing or prospective default or event of default by Seller or event which with notice or lapse of time, or both would constitute a default; and, to Seller's and Shareholder's best knowledge, no other party to any such lease, contract, agreement, arrangement or commitment, is in default or breach thereof nor has any event occurred which with notice or lapse of time would constitute a breach or default of any of such lease, contract, agreement, arrangement or commitment.

     2.9     Permits.  Schedule  1.1(g)  contains  a  true, correct and complete
             -------
list  of  Seller's licenses, permits and authorizations.  Except as set forth on
Schedule  2.9  hereto,

     (a) Seller holds all licenses, permits and authorizations required to carry on its business, and all such licenses, permits and authorizations are in good standing;

     (b) Seller is in full compliance with and not in default or violation with respect to any term or provision of any of its licenses, permits and authorizations;

     (c) Seller has received no notice of pending, threatened, or possible violation or investigation in connection with, or loss of, any license, permit, or authorization of Seller;

     (d) To Seller's and Shareholder's best knowledge, no issuance of such a notice is being considered, and no facts or circumstances exist which could form the basis for the issuance of such a notice; and

     (e) No license, permit, or authorization of Seller is affected by the transactions provided for herein or contemplated hereby.

     2.10     Intellectual  Property.  Schedule  1.1(i)  contains  a listing and
              ----------------------
summary description of all of Seller's patents, trademarks, service marks, trade names, trade dress, logos, business names, copyrights, and registered designs, and registrations and applications thereof, trade secrets and confidential know-how, business information and other intellectual property, including, but not limited to, computer software, databases, source code and documentation; product formulations; drawings; technical specifications; manufacturing data; and test and development data (the foregoing intellectual property is collectively referred to hereinafter as the "Intellectual Property"). Except as set forth on Schedule 2.10 hereto,

     (a) Seller possesses all intellectual property necessary to the conduct of its businesses;

     (b) The loss or expiration of any Intellectual Property or group of Intellectual Property would not have an adverse effect on the conduct of its businesses;

     (c) No such loss or expiration is pending or reasonably foreseeable or to Seller's and Shareholder's best knowledge, threatened;

     (d) Seller owns all right, title, and interest in and to all of the Intellectual Property;

     (e) There have been no claims made against Seller for the assertion of the invalidity, abuse, misuse, or unenforceability of any Intellectual Property, and there are no grounds for the same;

     (f) Seller has not received a notice of conflict with the asserted rights of others; and

     (g) The conduct of Seller's business has not infringed on any rights of others and, to Seller's and Shareholder's best knowledge, no other person has infringed the Intellectual Property.

     2.11     Employees.  Schedule  2.11 sets forth a true, correct and complete
              ---------
list of all of the employees of Seller, their respective dates of hire, lengths of service, positions and their respective salaries, wage rates and bonus schedules, as applicable. Except as set forth on Schedule 2.11 hereto,

     (a) Seller is not a party as an employer to any employment contract, agreement or understanding which is not terminable at will without any penalty, liquidated damages or other required payment;

     (b) Seller has satisfied (or has made adequate provision for) all salaries, wages, unemployment insurance premiums, worker compensation payments, income tax, FICA and other deductions and any like payments required by law through and with respect to periods prior to the date hereof;

     (c) Seller's employees are not unionized, and to Seller's and Shareholder's best knowledge, there have not been attempts to unionize them; and

     (d) There have not been any unfair labor practices complaints, labor difficulties or work stoppages, or threats thereof, relating to or affecting any of Seller's activities.

     2.12     Employee  Benefit  Plans.  Neither  Seller,  nor  any other person
              ------------------------
that, together with Seller as of the relevant measuring date under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), was or is required to be treated as a single employer under Section 414 of the Internal Revenue Code, has ever sponsored or contributed to any employee benefit plan, as defined in Section 3(3) of ERISA, covering employees or former employees of Seller.

     2.13     Litigation.  Except  as  set  forth  on  Schedule  2.13  hereto,
              ----------

     (a) Seller and the Assets are not subject to any pending, or to Seller's and Shareholder's best knowledge, threatened litigation, proceeding or administrative investigation of any kind or nature (including, without limitation, any matter (including audits) involving the Internal Revenue Service, or other federal or state taxing authorities);

     (b) Seller is not in default with respect to any judgment, order, writ, injunction, decree, or award applicable to it or the Assets of any court or other govern-mental instrumentality or arbitrator; and

     (c) Neither Seller nor any Shareholder has been served with any now pending suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation in which an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, and the Seller's and Shareholder's best knowledge, no such suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation has been instituted or is threatened.

     2.14     Compliance with Law.  Except as set forth on Schedule 2.14 hereto,
              -------------------

     (a) Seller is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of Seller, or the business operations and practices, health and safety, and employment practices of Seller;

     (b) Seller is not delinquent with respect to any report, filing or submission required to be filed with any govern-mental commission, board, bureau, agency, or instrumentality, or with any trade association or certification organization that has in the past certified or endorsed the business of Seller; and

     (c) Seller- is not delinquent with respect to any reports, filings or submissions required by private covenants or agreements to which it is a party.

     2.15     Taxes.  Seller  has  filed,  when  due,  with  all  appropriate
              -----
governmental agencies, all tax returns, estimates, reports, and statements to be filed by it (collectively, the "Returns"). Except as set forth on Schedule 2.15 hereto,

     (a) Each of the Returns is true, complete, proper and accurate in all respects;

     (b) Seller has paid, when due and payable, all requisite income taxes, sales, use, property and transfer taxes, levies, duties, licenses and registration fees and charges of any nature whatsoever and workers' compensation and unemployment taxes, including interest and penalties thereon. Seller has withheld all tax required to be withheld under applicable tax laws and regulations, and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose;

     (c) The tax provision and accruals reflected in the Balance Sheet are adequate to cover the liability at the date thereof for all taxes not yet due and payable, including, without limitation, all taxes based on income, sales, business, or assets, as well as any other taxes;

     (d) Seller has not given or been requested to give, or executed, any extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period;

     (e) Seller has not received any notice of deficiency or assessment issued or proposed deficiency or assessment by the Internal Revenue Service or any other taxing authority;

     (f) There is no pending audit or inquiry of Seller, nor has Seller received any oral or written notice of any proposed audit or inquiry by any taxing authority or jurisdiction; and

     (g) Seller has delivered to Purchaser as requested true, correct and complete copies of all Returns.

     2.16     Insurance.  Schedule  2.16  contains  a true, correct and complete
              ---------
list of all insurance policies either maintained by Seller or maintained by any other person which relates to Seller or the Assets in any manner as of the date hereof (collectively, the "Insurance Policies"). Seller has heretofore delivered to Purchaser as requested true, correct and complete copies of all Insurance Policies requested. Except as set forth on Schedule 2.16 hereto,

     (a) All Insurance Policies are still in full force and effect, and all premiums due thereon have been paid;

     (b) Seller has complied in all material respects with the provisions of all Insurance Policies;

     (c) No claim is pending under any of the Insurance Policies, except in the ordinary course of business and in an amount less than $10,000;

     (d) Seller has not asserted any claims in excess of $10,000 per occurrence under any of the Insurance Policies during the three-year period immediately preceding the date hereof;

     (e) There are no outstanding requirements or recommendations by any insurance company that issued any of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, Seller; and

     (f) Seller has not received any notice or other communication from any such insurance company within the three (3) years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of the Insurance Policies, and (to Seller's and Shareholder's best knowledge) no such cancellation, amendment or increase of premiums is threatened.

     2.17     Environmental  Matters.  Except  as  set  forth  on  Schedule 2.17
              ----------------------
hereto,

     (a) Seller is in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials;

     (b) Seller has not received any notice from any governmental agency with respect to any alleged violation by it of any applicable federal, state or local environmental or health and safety statutes and regulations in connection with Seller's operations, nor does Seller know of any basis for any investigation or proceeding against it by any federal, state or local environmental or health and safety enforcement agency in connection with the operation of the business;

     (c) Seller has not received notice of its violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws and regulations, either now or at any time during the past five years, and to Seller's and Shareholder's best knowledge, there are no such threatened or proposed violations with respect to such laws and regulations;

     (d) There are no permits, licenses, consents, filings or other approvals necessary or required to be obtained or made by laws and regulations relating to Hazardous Material, pollution controls and environmental contamination in connection with Seller's business;

     (e) Seller is not a party to any contract or other agreement relating to the storage, transportation, treatment or disposal of Hazardous Materials;

     (f) There are no claims or facts or circumstances that reasonably could form the basis for the assertion of any claim relating to environmental matters involving Seller, including, but not limited to, any claim arising from any act or omission of Seller or past or present practices of the business of Seller, or with respect to properties now or previously owned or leased by Seller, which could be asserted under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S. 9601-9657 and any amendments thereto ("CERLA"), or the Resource Conservation and Recovery Act, 42 U.S 6901-6987 and any amendments thereto ("RCRA"), or any other federal, state or local environmental statute governing the generation, use, treatment, disposal, discharge, ownership, operation, transportation or storage of Hazardous Materials;

     (g) Seller is not subject to any remedial obligation under applicable law or administrative order or decree pertaining to environmental, health or safety statutes or regulations, including, without limitation, CERLA, RCRA or any similar state statute;

     (h) To the best of Seller's and Shareholder's knowledge, no Hazardous Material or other substances known or suspected to pose a threat to health or the environment have been disposed of or otherwise released on or near any real property or improvements of Seller;

     (i) There are no off-site locations where Hazardous Materials associated in any way with Seller have been generated, used, collected, treated, stored, transported, recycled, discharged or disposed of; and

     (j) To the best of Seller's and Shareholder's knowledge and belief, after diligent investigation and inquiry, no real property is owned or leased by Seller that is on any federal or state "Superfund" list or subject to any environmentally related liens, and no claim has been made or, to Seller's and Shareholder's best knowledge, threatened, alleging damages arising from any Hazardous Materials or other substances known or suspected to pose a threat to health or the environment.

     The term "Hazardous Materials" shall mean materials, substances, waste or by-products defined as "hazardous substances", "hazardous wastes" or "solid wastes" in CERLA, RCRA or any other federal, state or local environmental statute or regulation. For the purposes of this representation and warranty, the term "claim" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, costs, and attorneys' fees and other expenses regarding or against Seller or the Assets.

     2.18     Finder's  Fees.  None  of Seller, any Shareholder or anyone acting
              --------------
on their behalf has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby.

     2.19     Transactions  with  Affiliated  Parties.  Except  as  set forth on
              ---------------------------------------
Schedule  2.19  hereto,

     (a) There are no transactions currently engaged in between Seller and any of its Affiliates (as defined below) (other than arrangements governing remuneration for services provided as officers, directors, or employees). For purposes of this Agreement, "Affiliate" means, with respect to any Person (as defined below), any other Person or Persons that controls, is controlled by or is under common control with such first Person, together with such other Person's or Persons' respective members, managers, partners, venturers, directors, officers, shareholders, agents, employees, spouses and legal representatives. A Person shall be presumed to have control of another Person when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of such other Person, whether through ownership of voting securities, by contract, or otherwise. "Person" means an individual, partnership, limited liability company, association, corporation or other entity;

     (b) Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, neither Seller nor any Affiliate of Seller has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of Seller; and

     (c) There are no agreements to which Seller is a party under which the transactions contemplated by this Agreement (i) will require payment by Seller or Purchaser to, or any consent or waiver from, any Affiliate of Seller or Purchaser, or (ii) will impose any other liability, duty, obligation or responsibility to any Affiliate of Seller under any such agreement.

     2.20     Securities  Representations.  Seller  believes that it is familiar
              ---------------------------
with the business and financial condition, properties, operations and prospects of Bluegate, has been given full access to all material information concerning the condition, properties, operations and prospects of Bluegate (including, without limitation, all of Bluegate's filings with the U.S. Securities and Exchange Commission), and it has had an opportunity to ask such questions of, and to receive such information from, Bluegate as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; it has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of the Bluegate Common Stock; it has reviewed its financial condition and commitments and that, based on such review, it is satisfied that it (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of the Bluegate Common Stock to satisfy existing or contemplated under-takings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of the Bluegate Common Stock for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that it could bear the loss of the entire value of the Bluegate Common Stock; it is acquiring the Bluegate Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution or public offering of the Bluegate Common Stock within the meaning of the Securities Act, and applicable state securities laws; it understands that the Bluegate Common Stock has not been registered under the Securities Act of 1933 or any state securities laws and therefore the Bluegate Common Stock is "restricted" under such laws; and it has not offered or sold any portion of the Bluegate Common Stock.

     2.21     Untrue  Statements.  This  Agreement,  the  schedules and exhibits
              ------------------
hereto, and all other documents and information furnished by Seller or its representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements made herein and therein not misleading.

                                  ARTICLE THREE
                   REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
                                  OF PURCHASER

     Purchaser hereby represents, warrants, and agrees to and with Seller and Shareholder that:

     3.1     Organization and Standing of Purchaser.  Purchaser is a corporation
             --------------------------------------
duly organized, validly existing and in good standing under the laws of the state of Nevada. Purchaser has full requisite power and authority to carry on its business as it is now being con-ducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Purchaser is duly authorized and qualified to carry on its business in the manner as now conducted in each state in which authorization and qualification is required.

     3.2     Capacity  to Enter into Agreement.  Purchaser has full right, power
             ---------------------------------
and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith have been authorized by all necessary action by Purchaser. When this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith are executed by Purchaser and delivered to Seller, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Purchaser or enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3     Conflicts.  The  execution,  delivery,  and  consummation  of  the
             ---------
transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Purchaser is a party or by which Purchaser is bound or by which any of the assets of Purchaser is bound or affected, (b) violate any judgment against, or binding upon, Purchaser or upon the assets of Purchaser, (c) result in the creation of any lien, charge or encumbrance upon any assets of Purchaser pursuant to the terms of any such contract, or (d) violate any provision in any charter document of Purchaser, or any other agreement affecting the governance and control of Purchaser, such that any such violation, conflict, breach, termination or creation would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     3.4     Consents.  No  consent,  approval  or  authorization  of,  or
             --------
declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Purchaser is a party or is bound is required to be obtained by Purchaser in connection with the execution, delivery and performance of this Agreement by Purchaser, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     3.5     Litigation.  Purchaser  has  not  been  served with any now pending
             ----------
suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation in which an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, and the best of Purchaser's knowledge, no such suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation has been instituted or is threatened.

     3.6     Finder's  Fees.  Neither Purchaser nor any one acting on its behalf
             --------------
has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE FOUR
                  REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
                                  OF BLUEGATE

     Bluegate hereby represents, warrants, and agrees to and with Seller and Shareholder that:

     4.1     Organization  and  Standing of Bluegate.  Bluegate is a corporation
             ---------------------------------------
duly organized, validly existing and in good standing under the laws of the state of Nevada. Bluegate has full requisite power and authority to carry on its business as it is now being con-ducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Bluegate is duly authorized and qualified to carry on its business in the manner as now conducted in each state in which authorization and qualification is required.

     4.2     Capacity  to  Enter into Agreement.  Bluegate has full right, power
             ----------------------------------
and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform its obligations hereunder and thereunder. The execution and delivery by Bluegate of this Agreement and all other agreements, documents and instruments to be executed by Bluegate in connection herewith have been authorized by all necessary action by Bluegate. When this Agreement and all other agreements, documents and instruments to be executed by Bluegate in connection herewith are executed by Bluegate and delivered to Seller, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Bluegate or enforceable against Bluegate in accordance with their respective terms, except as such enforceability may be limited by or subject to
(a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3     Conflicts.  The  execution,  delivery,  and  consummation  of  the
             ---------
transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Bluegate is a party or by which Bluegate is bound or by which any of the assets of Bluegate is bound or affected, (b) violate any judgment against, or binding upon, Bluegate or upon the assets of Bluegate, (c) result in the creation of any lien, charge or encumbrance upon any assets of Bluegate pursuant to the terms of any such contract, or (d) violate any provision in any charter document of Bluegate, or any other agreement affecting the governance and control of Bluegate, such that any such violation, conflict, breach, termination or creation would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     4.4     Consents.  No  consent,  approval  or  authorization  of,  or
             --------
declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Bluegate is a party or is bound is required to be obtained by Bluegate in connection with the execution, delivery and performance of this Agreement by Bluegate, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     4.5     Litigation.  Bluegate  has  not  been  served  with any now pending
             ----------
suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation in which an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, and the best of Bluegate's knowledge, no such suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation has been instituted or is threatened.

     4.6     Finder's  Fees.  Neither  Bluegate nor any one acting on its behalf
             --------------
has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby.

     4.7     Valid  Issuance.  Each  share of Bluegate Common Stock to be issued
             ---------------
to Seller in connection herewith shall (when issued in accordance with this Agreement) be duly and validly authorized and issued, fully paid and non-assessable.

     4.8     SEC  Filings.  Since January 1, 2005, Bluegate has filed all forms,
             ------------
reports, statements and other documents required to be filed with the U.S. Securities and Exchange Commission, including, without limitation, all Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, all proxy statements relating to meetings of shareholders (whether annual or special), and all Reports on Form 8-K (all such filings being referred to hereinafter as the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such SEC Reports and (ii) did not at the time they were filed and (with respect to registration statements) as of their effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the date of the Company's Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2005 (the "Quarterly Report"), no material adverse change has occurred in the financial condition or results of operations of the Company from that reflected in the Quarterly Report.

                                  ARTICLE FIVE
                               CERTAIN AGREEMENTS

     5.1     Further  Assurances.  Following  the  date hereof, each party shall
             -------------------
execute and deliver such other documents, and take such other actions, as may be reasonably requested by the other party to vest in Purchaser full right title and interest in and to the Assets, to complete the transactions contemplated by this Agreement and to allow each party fully to enjoy and exercise the rights accorded to and acquired by it under this Agreement or any other agreement entered into pursuant hereto.

     5.2     Accounts  Receivable.  Upon  the  request  and  at  the  expense of
             --------------------
Purchaser, Seller shall use reasonable and its best efforts to assist Purchaser in collecting the Accounts Receivable.

In the event that Seller shall receive any payment on the Accounts Receivable, Seller shall hold the amount received in trust for the benefit of Purchaser and shall immediately remit to Purchaser the amount received in its entirety. Seller shall not settle, compromise or release (in whole or in part) any Accounts Receivable, or take any action or omit to take any action that would adversely affect the Accounts Receivable, without the prior written consent of Purchaser.

     5.3     Employees.
             ---------

          (a) Seller shall pay to its employees all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation pay, sick pay and other compensation or benefits to which they are entitled for periods prior to the date hereof. Seller shall be responsible for maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by Seller pursuant to the provisions of such plans. Purchaser shall assume neither any liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by Seller.

          (b) On the date hereof, Seller terminated the employment relationship with such of its employees as Purchaser has expressed an interest in hiring, and Seller paid to each such employee any and all amounts due to them prior to or as a result of such termination that were not expressly assumed by Purchaser. Purchaser is hereby expressly permitted by Seller to enter into an employment relationship with each of these former employees. Purchaser may, in its sole discretion, offer employment to any or all of the former employees of Seller. All such persons so employed by Purchaser are referred to hereinafter as a "Hired Employee."

          (c) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of Seller or arising under any legal requirement applicable to Seller affecting employees of Seller incurred on or before the date hereof or resulting or arising from events or occurrences occurring or commencing on or prior to the date hereof shall remain the responsibility of Seller, whether or not such employees are hired by Purchaser after the date hereof. Purchaser shall have and assume no obligation or liability under or in connection with any such plan and, shall assume no obligation with respect to any pre-existing condition of any employee of Seller who is hired as an employee of Purchaser.

          (d) Purchaser shall: (i) credit each Hired Employee with the amount of vacation time permitted to be accrued by employees of Seller in accordance with Purchaser's standard practices accrued by him or her through and including the date of this Agreement; (ii) give each Hired Employee credit for such employee's past service with Seller as of the date of this Agreement for purposes of eligibility to participate in Purchaser's employee welfare benefit plans to the same extent as similarly situated employees of Purchaser; (iii) give each Hired Employee credit for such employee's past service with Seller as of the date of this Agreement for purposes of eligibility and vesting under any 401(k) plan of Purchaser to the same extent as similarly situated employees of Purchaser; (iv) give each Hired Employee credit for such employee's past service with Seller as of the date of this Agreement for any waiting periods under Purchaser's employee welfare benefit plans, including any group health and disability plans to the same extent as similarly situated employees of Purchaser, except to the extent such employees were subject to such limitations under the employee benefit plans of Seller and not subject any Hired Employees to any limitations on benefits for any preexisting conditions; and (v) credit each Hired Employee under any group health plan for any deductible amount previously met by such Hired Employee as of the date of this Agreement under any of the group health plans of Seller for the plan year in which the transfer of employment occurs.

     5.4     Publicity.  The  parties  hereto  shall  jointly  prepare any press
             ---------
release or other public announcement relating to this Agreement, except that the foregoing shall not prevent any party hereto or any affiliate thereof from issuing any press release required by applicable law.

     5.5     Loan.
             ----

     (a) On the date hereof, Bluegate entered into a credit arrangement with Purchaser (the "Loan"), whereby Purchaser may borrow up to $150,000 from Bluegate; provided, however, that Bluegate shall not at any time be required to make advances pursuant to the Loan to the extent that the total amount outstanding under the Loan would exceed 80% of Purchaser's Eligible Accounts as defined in Section 5.5(b) immediately below. In this connection, as soon as possible but within five days after the end of each month during which amounts are outstanding under the Loan, Purchaser shall deliver to Bluegate, under the cover of a signed Borrowing Base Certificate in the form of Exhibit 5.5-1 hereto, a list of Purchaser's accounts receivable as of the end of such month and an aging schedule relating thereto. To represent the Loan, Purchaser executed and delivered to Bluegate a promissory note in the form attached hereto as Exhibit 5.5-2. To secure the Loan, Purchaser executed and delivered to Bluegate a security agreement in the form of
          Exhibit 5.5-3 hereto (the "Security Agreement") and, to perfect the security interest created thereby, a Form UCC-1 Financing Statement in the form of Exhibit 5.5-4 hereto. Whenever the Loan has been paid in full and no party has any further obligations with respect thereto, Bluegate shall file with the appropriate governmental agencies a release respecting the aforementioned Form UCC-1 Financing Statement.

     (b) For purposes hereof "Eligible Accounts" shall mean those accounts receivables of Purchaser that arise in the ordinary course of Purchaser's business, that are bona fide existing obligations, with respect to which the service or property giving rise to such accounts receivables has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor, and with respect to which purchaser has not received notice of actual or imminent insolvency proceeding; provided, however, that Eligible

          Accounts  shall  not  include  the  following:

          (i) Accounts receivables of Purchaser that the related account debtor has failed to pay within 90 days of invoice date;

          (ii) Accounts receivables of Purchaser with respect to an account debtor, 50% of whose accounts receivables owed to Purchaser the account debtor has failed to pay within 90 days of invoice date;

          (iii) Accounts receivables of Purchaser with respect to an account debtor, including affiliates, whose total obligations to Purchaser exceed 25% of all accounts receivables of Purchaser, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bluegate;

          (iv) Accounts receivables of Purchaser with respect to which the related account debtor does not have its principal place of business in the United States;

          (v) Accounts receivables of Purchaser with respect to which the related account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

          (vi) Accounts receivables of Purchaser with respect to which Purchaser is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

          (vii) Accounts receivables of Purchaser generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

          (viii) Accounts receivables of Purchaser with respect to which the related account debtor is an affiliate, officer, employee, or agent of Purchaser;

          (ix) Accounts receivables of Purchaser with respect to which the related account debtor disputes liability or makes any claim with respect thereto as to which Bluegate believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any insolvency proceeding, or becomes insolvent, or goes out of business;

          (x)  Accounts  receivables  of  Purchaser  subject  to  any  lien;

          (xi) Accounts receivables of Purchaser which are in whole or in part the direct or indirect proceeds of any property, rights or licenses to the extent the granting of a security interest therein to Bluegate (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable as against the Bluegate under applicable law); and

         (xii) Accounts receivables of Purchaser the collection of which Bluegate reasonably determines after reasonable inquiry and consultation with Purchaser to be doubtful.

     5.6     Insurance.  Seller  agrees  that,  for  two years after the date of
             ---------
this Agreement, it shall (procure if necessary and) maintain in full force and effect, with financially sound and reputable insurers, all forms of insurance of the type maintained at any time by Seller within six months prior to the date of this Agreement in amounts historically maintained by Seller. All policies evidencing all such insurance shall contain a standard endorsement providing for payment of any loss to Bluegate and shall provide for a minimum of ten (10) days' prior written notice to Bluegate of any cancellation. Seller shall furnish Bluegate with certificates or other evidence of compliance with the foregoing insurance provisions. If any such insurance policy expires or is canceled within two years after the date of this Agreement, at Bluegate's option, Bluegate may obtain replacement insurance which may, but need not, be single interest insurance in favor of Bluegate and Bluegate may pay the premiums thereunder, and all payments by Bluegate in connection therewith shall be indemnifiable amount covered by Section 6.2 hereof. Bluegate may act as attorney for Seller and Seller hereby irrevocably appoints Bluegate as Seller's true and lawful attorney and agent-in-fact, with full power of substitution, in Bluegate's name or Seller's name or otherwise, but at Seller's cost and expense and without notice to Seller, to undertake the action described in the preceding sentence.

                                  ARTICLE SIX
                             SURVIVAL AND INDEMNITY

     6.1     Survival  of  Representations  and  Warranties.  All  of  the
             ----------------------------------------------
representations and warranties made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto, for a period of two years after the date of this Agreement.

     6.2     Indemnification  by  Seller  and  Shareholder.  Each  of Seller and
             ---------------------------------------------
Shareholder shall, jointly and severally, protect, indemnify and hold harmless Purchaser and Bluegate, and Purchaser's and Bluegate's shareholders, directors, officers, employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by any of them in this Agreement. Seller and Shareholder agree that Purchaser and Bluegate shall have the right to offset any indemnifiable amount arising under this Section 6.2 against the Royalty to be paid pursuant to this Agreement or any stock issued into escrow or to be issued pursuant to this Agreement or such consideration that is received or to be received with respect to such stock in connection with a Change in Control. To the extent that Seller and Shareholder are found to be liable to the Purchaser and Bluegate under this
Section 6.2, Seller and Shareholder shall be entitled to elect to satisfy such liability by means of Bluegate Common Stock by giving written notice of such election to Bluegate and by remitting to Bluegate a number of shares of Bluegate Common Stock having an aggregate market value, as of the close of the date preceding the notice required by this Section 6.2, equalling the amount of the liability. The liability of Seller and Shareholder to Bluegate and Purchaser hereunder shall be limited to the amount of the Royalty to be paid pursuant to this Agreement after the date that the liability arose and the shares of Bluegate Common Stock issued pursuant to this Agreement. Seller and Shareholder shall have no liability to Bluegate and Purchaser under this Section 6.2 until the amount of claims for which Bluegate or Purchaser or both are entitled to indemnification from Seller and Shareholder hereunder exceeds $20,000.

     6.3     Indemnification  by  Purchaser.  Purchaser shall protect, indemnify
             ------------------------------
and hold harmless Seller, and Seller's shareholders, directors, officers, members, managers, and Seller's employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

     6.4     Indemnification by Bluegate.  Bluegate shall protect, indemnify and
             ---------------------------
hold harmless Seller, and Seller's shareholders, directors, officers, members, managers, and Seller's employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

     6.5     Special  Indemnification  by  Seller.  Seller  shall,  protect,
                      ---------------------------
indemnify and hold harmless Purchaser and Bluegate, and Purchaser's and Bluegate's shareholders, directors, officers, employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any claim asserted by Enron or any affiliate of Enron relating to any preferential payment (as such concept is understood in the bankruptcy context) made or allegedly made by the claimant to Seller (the "Claim"). Seller agrees that Purchaser and Bluegate shall have the right to offset any indemnifiable amount arising under this Section 6.5 against the Royalty to be paid pursuant to this Agreement or any stock issued into escrow or to be issued pursuant to this Agreement or such consideration that is received or to be received with respect to such stock in connection with a Change in Control. Bluegate agrees to advance to Seller from time to time hereafter up to $10,000 for legal expenses hereafter incurred by Seller in connection with the defense of the Claim; provided, however, that any and all amounts so advanced shall constitute an indemnifiable amount arising under this Section 6.5, and Bluegate shall have the right to offset provided for in this Section 6.5 with respect to any and all amounts so advanced.

                                  ARTICLE SEVEN
                                  MISCELLANEOUS

     7.1     Notices.  Any  notices,  requests, demands, or other communications
             -------
herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, sent by an overnight courier who keeps proper records regarding its deliveries, faxed or e-mailed. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified, or if faxed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the fax was properly received, or if e-mailed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the e-mail was properly received. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses, fax numbers and e-mail addresses of the parties hereto shall be the physical addresses, fax numbers and e-mail addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address, fax number and e-mail address by notifying each other party hereto in writing as to the new physical address, fax number and e-mail address for sending notices.

     7.2     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

     7.3     Amendments  and  Waivers.  This Agreement may be amended, modified,
             ------------------------
or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, agreements, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, agreements, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, agreements, covenant, representation, or warranty.

     7.4     Time  of  Essence.  Time  is  of the essence in the  performance of
             -----------------
this  Agreement.

     7.5     Captions.  The captions contained in this Agreement are  solely for
             --------
convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

     7.6     Entire  Agreement.  This  Agreement  (including  the schedules  and
             -----------------
exhibits hereto, the Financial Statements, and all supporting agreements referred to herein, all of which are by this reference fully incorporated into this agreement) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

     7.7     Assignment, and Successors and Assigns.  No party hereto may assign
             --------------------------------------
any  of  its
rights, interests or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the preceding, Purchaser may assign all or part of this Agreement and its rights hereunder to a wholly-owned subsidiary or to a person who acquires substantially all of the assets of Purchaser and who assumes all of the obligations of Purchaser hereunder, provided in each such case that no such assignment shall release Purchaser from its duties and obligations hereunder. All of the terms, provisions, agreements, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, permitted assigns, and successors.

     7.8     Knowledge,  Gender,  and  Certain  References.  Whenever  a
             ---------------------------------------------
representation or warranty made herein is made to the best of any entity's knowledge, such representation or warranty is based only on the actual knowledge or belief of the entity's management without any independent investigation on the part of such management or any other person although such management has no reason to believe that the representation or warranty made was not true as of the date which it speaks. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender. The terms "hereof," "herein," or "here-under" shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

     7.9     Applicable Law, Mandatory Venue, and Draftsmanship.  This Agreement
             --------------------------------------------------
has been executed in Harris County, Texas. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAWS OF THE STATE OF TEXAS. The parties hereto stipulate and agree that the courts of the State of Texas shall have in personam jurisdiction for any claim, lawsuit or proceeding regarding this Agreement, and that mandatory venue for any such claim, lawsuit or proceeding shall be in any state or federal court having competent jurisdiction located in Harris County, Texas. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

     7.10     Severability.  If  any  term,  provision, agreements, covenant, or
              ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     7.11     Costs,  Expenses and Fees.  Each party hereto agrees hereby to pay
              -------------------------
all costs, expenses, and fees incurred by it in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"SELLER"                                     "SHAREHOLDER"

TRILLIANT CORPORATION


By:__________________________________        ___________________________________


Name:______________________________          Name:     William  Koehler


Its:_________________________________


Address:    ________________________        Address:    ________________________

            ________________________                    ________________________


Fax  no:    ________________________         Fax  no:   ________________________


E-mail                                       E-mail
Address:    ________________________         Address:   ________________________




"BLUEGATE"                                   "PURCHASER"

BLUEGATE CORPORATION                         TRILLIANT TECHNOLOGY GROUP, INC.

By:_________________________________         By:________________________________
     Manfred Sternberg,
     Chief Executive Officer
     Name:______________________________

                                             Its:_______________________________

Address:     701 N. Post Oak Blvd.,          Address:     701 N. Post Oak Blvd.,
             Suite  630                                   Suite  630
             Houston,  Texas  77024                       Houston,  Texas  77024

Fax  no:     _______________________         Fax  no:     ______________________

E-mail                                       E-mail
Address:     _______________________         Address:     ______________________

                                  SCHEDULE 1.2
                                 EXCLUDED ASSETS
                                 ---------------

1. All components of the aggregate purchase price for the Assets including, without limitation, (i) the initial stock payment consisting of 138,714 shares of Bluegate Common Stock, (ii) the additional shares of Bluegate Common Stock that may become issuable with respect to the Contingent Stock Issuance, (iii) the payments of principal of or interest on the Acquisition Promissory Note, and (iv) the amounts that may become payable with respect to the Royalty.
2. All rights and claims of Seller under any of Seller's insurance policies, except as otherwise provided in Section 5.6 hereof;
3.   All  assets  of  any  of  Seller's  employee  benefit  plans;
4. All claims, rights and interest in and to any prepayment or refunds of federal, provincial, state or local franchise, income or other taxes or fees of any nature whatsoever which relate solely to the period up to and including the date of this Agreement;
5. All rights of Seller under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities;
6.   All rights that would accrue or will accrue to Seller under this Agreement;
     and
7. All of Seller's minute books and other books and records relating to internal corporate matters, and all other books and records not related to the business conducted with the Assets.
8. 385 Shares of Texas Petrochemical Stock (estimated worth $5,000) - Has never been represented on the QuickBooks balance sheet. It is reflected on the Balance Sheet in Schedule 1.1 (d) as a company owned asset.